Exhibit 99(a)

Certification Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

§906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in connection with the filing of the Quarterly Report on Form 10-Q of Parker-Hannifin Corporation (the “Company”) for the quarterly period ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, that, to such officer’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: May 2, 2003

/s/ Donald E. Washkewicz
Name: Donald E. Washkewicz Title: President and Chief Executive Officer

/s/ Timothy K. Pistell
Name: Timothy K. Pistell Title: Vice President—Finance and Administration and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Quarterly Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.